UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 27, 2017

Boulevard Acquisition Corp. II

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-37561 (Commission File Number)	46-4583763 (I.R.S. Employer Identification Number)

399 Park Avenue, 6th Floor New York, NY (Address of principal executive offices)	10022 (Zip code)

(212) 878-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2017, Boulevard Acquisition Corp. II (the “Company”) held an annual meeting of its stockholders (the “Meeting”). At the Meeting, the Company’s stockholders considered the following proposals: (i) to elect one director to serve as the Class I director on the Company’s Board of Directors until the 2020 annual meeting of stockholders or until their successor is elected and qualified (the “Director Election Proposal”); and (ii) to ratify the selection by the Company’s Audit Committee of EisnerAmper LLP (“EisnerAmper”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (the “Auditor Proposal”). The affirmative vote of a plurality of the votes cast on the Director Election Proposal was required to elect Joel Citron as the Class I director. The affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Meeting was required to approve the Auditor Proposal.

Set forth below are the final voting results for each of the proposals:

Director Election Proposal

Joel Citron was elected to serve on the Company’s Board of Directors until the 2020 annual meeting of stockholders or until his successor is duly elected and qualified.

Director	For	Withheld	Broker Non-Vote
Class I
Joel Citron	23,428,924	10,782,978	2,745,016

Auditor Proposal

The selection by Company’s Audit Committee of EisnerAmper to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified.

For	Against	Abstain
36,933,092	23,826	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 29, 2017
Boulevard Acquisition Corp. II

	By:	/s/ Thomas Larkin
		Name:	Thomas Larkin
		Title:	Chief Financial Officer